                                                                   EXHIBIT 10.27

                     STANDARD MULTI-TENANT INDUSTRIAL LEASE

                                 BY AND BETWEEN

                        ARDEN REALTY FINANCE IV, L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY,

                                  AS LANDLORD,

                                       AND

                         PATRIOT SCIENTIFIC CORPORATION,


                             A DELAWARE CORPORATION,

                                    AS TENANT

                           VIA FRONTERA BUSINESS PARK

                                   SUITE 10989

TABLE OF CONTENTS                                                          Page
-----------------                                                          ----
ARTICLE 1   BASIC LEASE PROVISIONS                                            1

ARTICLE 2   TERM/PREMISES                                                     2

ARTICLE 3   RENTAL                                                            2
       (a)  Basic Rental                                                      2
       (b)  Direct Costs                                                      2
       (c)  Definitions                                                       2
       (d)  Determination of Payment                                          4

ARTICLE 4   SECURITY DEPOSIT                                                  5

ARTICLE 5   HOLDING OVER                                                      7

ARTICLE 6   PERSONAL PROPERTY TAXES                                           8

ARTICLE 7   USE                                                               8

ARTICLE 8   CONDITION OF PREMISES                                             9

ARTICLE 9   REPAIRS AND ALTERATIONS                                           9

ARTICLE 10  LIENS                                                            10

ARTICLE 11  PROJECT SERVICES                                                 11

ARTICLE 12  RIGHTS OF LANDLORD                                               12

ARTICLE 13  INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY                  12
       (a)  Indemnity                                                        12
       (b)  Exemption of Landlord from Liability                             12

ARTICLE 14  INSURANCE                                                        13
       (a)  Tenant's Insurance                                               13
       (b)  Form of Policies                                                 13
       (c)  Landlord's Insurance                                             14
       (d)  Waiver of Subrogation                                            14
       (e)  Compliance with Law                                              14

ARTICLE 15  ASSIGNMENT AND SUBLETTING                                        14

ARTICLE 16  DAMAGE OR DESTRUCTION                                            16

ARTICLE 17  SUBORDINATION                                                    17

ARTICLE 18  EMINENT DOMAIN                                                   18

ARTICLE 19  DEFAULT                                                          18
       (a)  Tenant's Default                                                 18
       (b)  Landlord's Default                                               19

ARTICLE 20  REMEDIES                                                         19

ARTICLE 21  TRANSFER OF LANDLORD'S INTEREST                                  20

ARTICLE 22  BROKER                                                           20

ARTICLE 23  PARKING                                                          21

ARTICLE 24  WAIVER                                                           21

ARTICLE 25  ESTOPPEL CERTIFICATE                                             22

                                                                           Page
                                                                           ----
ARTICLE 26  LIABILITY OF LANDLORD                                            22

ARTICLE 27  INABILITY TO PERFORM                                             22

ARTICLE 28  HAZARDOUS WASTE                                                  23

ARTICLE 29  SURRENDER OF PREMISES; REMOVAL OF PROPERTY                       24

    ARTICLE 30  MISCELLANEOUS                                                24
       (a)  Severability; Entire Agreement                                   24
       (b)  Attorneys' Fees; Waiver of Jury Trial                            25
       (c)  Time of Essence                                                  25
       (d)  Headings; Joint and Several                                      25
       (e)  Reserved Area                                                    25
       (f)  NO OPTION                                                        25
       (g)  Use of Project Name; Improvements                                25
       (h)  Rules and Regulations                                            25
       (i)  Quiet Possession                                                 25
       (j)  Rent                                                             26
       (k)  Successors and Assigns                                           26
       (l)  Notices                                                          26
       (m)  Intentionally Omitted                                            26
       (n)  Right of Landlord to Perform                                     26
       (o)  Access, Changes in Project, Facilities, Name                     26
       (p)  Signing Authority                                                26
       (q)  Intentionally Omitted                                            27
       (r)  Intentionally Omitted                                            27
       (s)  Survival of Obligations                                          27
       (t)  Intentionally Omitted                                            27
       (u)  Governing Law                                                    27
       (v)  Exhibits and Addendum                                            27

Exhibit "A" Premises
Exhibit "B" Rules and Regulations
Exhibit "C" Notice of Lease Term Dates and Tenant's Proportionate Share
Exhibit "D" Tenant Work Letter
Exhibit "E" Form of Resolutions
Exhibit "F" Form of Letter of Credit

                             INDEX OF DEFINED TERMS

DEFINED TERMS                                                           PAGE
-------------                                                           ----
Abatement Event                                                              11
Abatement Notice                                                             11
Additional Rent                                                               2
Adjustment Dates                                                              6
Alterations                                                                   9
Applicant                                                             Exhibit F
Approved Working Drawings                                             Exhibit D
Architect                                                             Exhibit D
Base, Shell and Core                                                  Exhibit D
Basic Rental                                                                  1
Beneficiary                                                           Exhibit F
Brokers                                                                       1
Claims                                                                       12
Code                                                                  Exhibit D
Commencement Date                                                             1
Construction Drawings                                                 Exhibit D
Contractor                                                            Exhibit D
Cosmetic Alterations                                                         10
Damage Repair Estimate                                                       16
Direct Costs                                                                  2
Eligibility Period                                                           11
Engineers                                                             Exhibit D
Environmental Laws                                                           23
Estimate                                                                      4
Estimate Statement                                                            4
Estimated Direct Costs                                                        4
Event of Default                                                             18
Existing Security Deposit                                                     5
Expiration Date                                                               1
Final Space Plan                                                      Exhibit D
Final Working Drawings                                                Exhibit D
Force Majeure                                                                22
Hazardous Material                                                           23
HVAC System                                                                  11
Improvement Allowance                                                 Exhibit D
Improvement Allowance Items                                           Exhibit D
Improvements                                                                  1
Landlord                                                                      1
Landlord Coordination Fee                                             Exhibit D
Lease                                                                         1
Lease Year                                                                    2
Letter of Credit                                                              6
 Operating Costs                                                              3
 Parking Passes                                                               1
Permits                                                               Exhibit D
 Permitted Use                                                                1
 Premises                                                                     1
 Project                                                                      1
 Real Property                                                                2
 Representative                                                              22
 Review Period                                                                5
 Security Deposit                                                             1
 Security Deposit Laws                                                        7
 Specifications                                                       Exhibit D
 Square Footage                                                               1
 Standard Improvement Package                                         Exhibit D
 Stated Amount                                                                6
 Statement                                                                    4
 Tax Costs                                                                    2
Tenant                                                                        1



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

DEFINED TERMS                                                           Page
-------------                                                           ----
Tenant Improvements                                                           9
Tenant's Agents                                                       Exhibit C
Tenant's Proportionate Share                                                  1
Term                                                                          1
Transfer                                                                     15
Transfer Premium                                                             15
Transferee                                                                   15

                     STANDARD MULTI-TENANT INDUSTRIAL LEASE

          This Standard Multi-Tenant Industrial Lease ("LEASE") is made and entered into as of the 23rd day of February, 2001, by and between ARDEN REALTY FINANCE IV, L.L.C., a Delaware limited liability company ("Landlord"), and PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation ("Tenant").

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite No. 10989, as designated on the plan attached hereto and incorporated herein as Exhibit "A" ("Premises"), of the project ("Project") now known as Via Frontera Business Park whose address is 10989 Via Frontera, San Diego, California 92127 for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

                                    ARTICLE 1

                             BASIC LEASE PROVISIONS

A. TERM:                Five (5) years.
   COMMENCEMENT DATE:   August 1, 2001.
   EXPIRATION DATE:     July 31, 2006.
B. SQUARE FOOTAGE:      10,340 rentable square feet.
C. BASIC RENTAL:

                    Annual         Monthly       Monthly Basic Rental
   Lease Year    Basic Rental    Basic Rental      Per Square Foot
   ----------    ------------    ------------    --------------------
       1         $117,876.00       $9,823.00            $ .95
       2         $124,080.00      $10,340.00            $1.00
       3         $130,284.00      $10,857.00            $1.05
       4         $136,488.00      $11,374.00            $1.10
       5         $142,692.00      $11,891.00            $1.15

D. TENANT'S PROPORTIONATE SHARE:  13.27%, calculated as 10,340 rentable square feet in the Premises divided by 77,920
                                  rentable square feet in the Project.

E. SECURITY DEPOSIT:              A security deposit of $11,891.00 shall be paid
                                  by Tenant as indicated in Article 4 below. In addition, Tenant shall provide a Letter of Credit as indicated in Article 4 below.

F. PERMITTED USE:                 General office use consistent with the
                                  character of a first-class office building.

G. BROKERS:                       Foster and Company.

H. PARKING PASSES:                Tenant shall have the use of three (3)
                                  unreserved parking passes for     each 1,000
                                  square feet contained in the Premises, which equals thirty one (31) passes.

                                    ARTICLE 2

                                  TERM/PREMISES


          The Term of this Lease shall commence on the Commencement Date as set forth in Article 1 .A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article I.A. of the Basic Lease Provisions. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period during the Lease Term, with the first Lease Year commencing on the Commencement Date. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit "C", which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

                                    ARTICLE 3

                                     RENTAL


          (a) Basic Rental. Tenant agrees to pay to Landlord during the Term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1 .C of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, except as otherwise expressly provided in this Lease and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full month's rent shall be paid to Landlord in accordance with Article 1.1. of the Basic Lease Provisions.

          (b) Direct Costs. Tenant shall pay an additional sum for such and each subsequent calendar year equal to the product of the amount set forth in Article 1.D. of the Basic Lease Provisions multiplied by the amount of "Direct Costs." In the event either the Premises and/or the Project is expanded or reduced, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that such Tenant's Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty-five (365). Any and all amounts due and payable by Tenant pursuant to this Lease (other than Basic Rental) shall be deemed "ADDITIONAL RENT" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

          (c) Definitions. As used herein the term "DIRECT COSTS" shall mean the sum of the following:

                    (i) "TAX COSTS", which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the "REAL PROPERTY") or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially on the rents, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, reassessments or levies or the part thereof so measured or based,. shall be deemed to be included in the term "Direct Costs." Notwithstanding anything to the contrary contained in this Section 3(c)(i), there shall be excluded from Tax Costs (A) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts attributable to operations at the Project), (B) any items included as Operating Costs, and (C) any items paid by Tenant under
Article 6 of this Lease.

                    (ii) "OPERATING COSTS", which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding network cable, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding network cable and the adjacent walks and landscaped areas, including gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners' association pertaining to the Project, capital expenditures incurred to effect economies of operation and capital expenditures required by government regulations, laws, or ordinances including, but not limited to the American with Disabilities Act; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat); the cost of all charges for electricity, gas and other utilities furnished to the common areas of the Project only (except that water charges for the Project may be included in Operating Costs), including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by Landlord; the cost of all supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted.

          Notwithstanding anything above to the contrary, Operating Costs shall not include (1) the cost of providing any service directly to and paid directly by any tenant (outside of such tenant's Direct Cost payments); (2) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project, or otherwise to the extent so reimbursed; (3) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission; (4) depreciation, amortization of principal and interest on mortgages or ground lease payments (if any); (5) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied except as expressly included in Operating Costs pursuant to the definition above; (6) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any law, code, regulation, ordinance or the like; (7) Landlord's general corporate overhead and general and administrative expenses; (8) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Project); (9) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Costs) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Project (including the land on which the Project is situated); (10) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project; (11) real estate brokers' leasing commissions; (12) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project; (13) any costs expressly excluded from Operating Costs elsewhere in this Lease; (14) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Project) to the extent Landlord receives reimbursement from insurance proceeds or from a third party (except that any deductible amount under any insurance policy shall be included within Operating Costs); (15) depreciation, amortization and interest payments, except as specifically included in Operating Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (16) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if such space was vacant); (17) costs incurred in connection with the operation of retail stores selling merchandise and restaurants in the Project to the extent such costs are in excess of the costs Landlord reasonably estimates would have been incurred had such space been used for general office use; (18) costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and/or payments in lieu thereof arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project, other than such claims or disputes respecting any services or equipment used in the operation of the Building by Landlord; (19) costs associated with the operation of the business of the partnership which constitutes Landlord as the same are distinguished from the costs of operation of the Project; (20) costs incurred in connection with the original construction of the Project; or (21) costs of correcting defects in or inadequacy of the initial design or construction of the Project.

          (d) Determination of Payment.

                    (i) Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Costs for the then-current calendar year shall be (the "ESTIMATED DIRECT COSTS"). The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Costs under this Article 3. Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Direct Costs for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(i)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Costs set forth in the previous Estimate Statement delivered by Landlord to Tenant.

                    (ii) In addition, Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each calendar year, a statement (the "STATEMENT") which shall state the Direct Costs incurred or accrued for such preceding calendar year. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Direct Costs are less than Tenant's actual Proportionate Share of Direct Costs as specified on the Statement, Tenant shall pay, with its next installment of Monthly Basic Rental due, the full amount of Tenant's actual Proportionate Share of Direct Costs for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Direct Costs. If, however, the Statement indicates that amounts paid by Tenant as Estimated Direct Costs are greater than Tenant's actual Proportionate Share of Direct Costs as specified on the Statement, such overpayment shall be credited against Tenant's next installments of Estimated Direct Costs. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this
Article 3. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Article 3(d). The provisions of this Section 3(d)(ii) shall survive the expiration or earlier termination of the Term.

                    (iii) Within one hundred twenty (120) days after receipt of a Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is hired on a non-contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord's standard accounting practices, at Tenant's expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

                    (iv) If the Project is a part of a multi-building development, those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis.

                                    ARTICLE 4

                                SECURITY DEPOSIT


          (a) Cash Security Deposit. Tenant has previously deposited with Landlord Eleven Thousand One Hundred Sixty-One and 20/100 Dollars ($11,161.20) (the "EXISTING SECURITY DEPOSIT") in connection with Tenant's prior lease of the Premises. Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord an additional Seven Hundred Twenty-Nine and 80/100 Dollars ($729.80), which sum Landlord shall hold, together with the Existing Security Deposit, for a total security deposit under this Lease of Eleven Thousand Eight Hundred Ninety-One and 00/100 Dollars ($11,891.00)), which sum Landlord shall hold as the Security Deposit hereunder. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord's general funds but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Lease Term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to Tenant's assignee), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Direct Cost payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord's delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 4. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, to the extent the same are inconsistent with Landlord's right to claim those sums specified in this Article 4 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

          (b) Letter of Credit. On or before August 1, 2001 (but in any event prior to (i) Landlord's payment of the broker's commission for this Lease and
(ii) Landlord's disbursement of any portion of the Improvement Allowance), Tenant shall deliver to Landlord an unconditional, irrevocable and renewable letter of credit ("LETTER OF CREDIT") in favor of Landlord in the form attached hereto as Exhibit F, issued by a bank reasonably satisfactory to Landlord with a branch located in Southern California, in the principal amount ("STATED AMOUNT") specified below, to be held by Landlord in accordance with the terms, provisions and conditions of this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. The Stated Amount shall initially be Sixty Thousand Dollars ($60,000.00); provided, however, that, except as hereinafter provided, upon the dates specified below ("ADJUSTMENT DATES"), the Stated Amount may be reduced to the following amounts:

          Date                       Stated Amount
          ----                       -------------
          August 1, 2002             $48,000.00
          August 1, 2003             $36,000.00
          August 1, 2004             $24,000.00
          August 1, 2005             $12,000.00

          However, if (i) a default by Tenant occurs under this Lease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default by Tenant, and Tenant has failed to cure such default within the time period permitted by Section 19 or such lesser time as may remain before the relevant Adjustment Date as provided above, the Stated Amount shall not thereafter be reduced unless and until such default shall have been fully cured pursuant to the terms of this Lease, at which time the Stated Amount may be reduced as hereinabove described. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the Stated Amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer. If (A) the term of the Letter of Credit held by Landlord will expire prior to the last day of the Lease Term and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, in either case at least (30) days prior to the expiration of the Letter of Credit, or (B) Tenant commits a default with respect to any provision of this Lease, including the filing of a voluntary petition under Title 11 of the United States Code (i.e., the bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and the proceeds received from such draw shall constitute Landlord's property (and not Tenant's property or the property of the bankruptcy estate of Tenant) and Landlord may then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) to reimburse Landlord for the unamortized costs incurred by Landlord in connection with this Lease (including, without limitation, any costs incurred by Landlord to improve the Premises, any Improvement Allowance, and any brokerage commissions and attorneys' fees), (3) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, (4) to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default or (5) as prepaid rent to be applied against Tenant's Basic Rental obligations for the last month of the Term and the immediately preceding month(s) of the Term until the remaining proceeds are exhausted. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount required in this Article 4 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Tenant shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Lease Term, after any deductions described in this Article 4 above, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term.

          The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Letter of Credit and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

          Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto
(A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("SECURITY DEPOSIT LAWS") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

                                    ARTICLE 5

                                  HOLDING OVER


          Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month, only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic Rental at one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant's Proportionate Share of any increase in Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Landlord provides Tenant with at least thirty (30) days prior written notice that Landlord has a signed proposal or lease from a succeeding tenant to lease the Premises, and if Tenant fails to surrender the Premises upon the later of (i) the date of expiration of such thirty (30) day period, or (ii) the date of expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney's fees and costs.

                                    ARTICLE 6

                             PERSONAL PROPERTY TAXES


          Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property or above-standard improvements. Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this
Article 6 shall not be included in the computation of "Tax Costs."

                                    ARTICLE 7

                                       USE


          Tenant shall use and occupy the Premises only for the use set forth in
Article 1 .F. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project excluding structural changes to the Project not related to Tenant's particular use of the Premises, and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant's trash becomes excessive in Landlord's judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services at Tenant's sole cost and expense. Tenant shall, at its own cost, retain a licensed, bonded professional pest and sanitation control service to perform inspections of the Premises not less frequently than once every thirty (30) days for the purpose of eliminating infestation by and controlling the presence of insects, rodents and vermin and shall promptly cause any corrective or extermination work recommended by such service to be performed. Such work shall be performed pursuant to a written contract, a copy of which shall be delivered to Landlord by Tenant upon request.

                                    ARTICLE 8

                              CONDITION OF PREMISES


          The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit "D" and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the "TENANT IMPROVEMENTS." The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

          Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make claim against Landlord for interruption or interference with Tenant's business and/or operations.

                                    ARTICLE 9

                             REPAIRS AND ALTERATIONS


          Landlord shall maintain the structural portions of the Project including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells and common areas. Except as expressly provided as Landlord's obligation in this Article 9, Tenant shall keep the Premises and all systems therein in good condition and repair. All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises shall be promptly repaired by Tenant, at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor. Landlord may make any repairs which are not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant, as additional rent, within five (5) days from invoice from Landlord. Tenant shall be responsible for the design and function of all improvements in the Premises, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent. Tenant shall make no alterations, changes or additions in or to the Premises (collectively, "Alterations") without Landlord's prior written consent, and then only by contractors approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant shall construct such Alterations in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord's construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Notwithstanding anything to the contrary contained herein, Tenant may make strictly cosmetic changes to the finish work in the Premises (the "COSMETIC ALTERATIONS") without Landlord's consent, provided that the aggregate cost of any such alterations does not exceed $25,000.00 in any twelve (12) month period, and further provided that such alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, nor adversely affect, the systems and equipment of the Project, and (iii) affect the exterior appearance of the Project. Tenant shall give Landlord at least fifteen (15) days prior notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Article
9. Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee. If permitted Alterations are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of the Term, require Tenant at Tenant's expense to remove any Alterations installed by Tenant, and to repair any damages to the Premises caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenants plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/supervision fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.

                                   ARTICLE 10

                                      LIENS


          Tenant shall keep the Premises and the Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees and costs incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

                                   ARTICLE 11

                                PROJECT SERVICES


          (a) Landlord shall provide the existing equipment servicing the Premises in its "as is" condition in order to provide electric current, heat and air-conditioning therein. Landlord and Tenant hereby acknowledge that an independent heating, ventilation and air-conditioning system ("HVAC SYSTEM") will service the Premises. Tenant shall be responsible for the maintenance and repair of the HVAC System and shall, at Tenant's sole cost and expense, maintain a service and maintenance contract for such HVAC System with a contractor reasonably approved by Landlord, which contractor shall perform all maintenance and repairs on the HVAC System as reasonably determined by Landlord to be necessary. The electricity furnished to the Premises shall be separately metered, at Tenant's sole cost, and Tenant shall contract with, and make payments directly to, the entity providing such electricity. Tenant shall be responsible for retaining a bonded janitorial contractor, which contractor shall be reasonably approved by Landlord, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Project. Except as provided in Section 11(c) below, Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional building services furnished to Tenant not uniformly furnished to all tenants of the Project at the rate generally charged by Landlord to tenants of the Project.

          (b) If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than may be accommodated by the system, Tenant shall be responsible for installing, at Tenant's sole cost and expense, any machinery and equipment reasonably necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment. Landlord shall not be liable under any circumstances for loss of or injury to property or injury to, or interference with, Tenant's business (including, but not limited to, loss of profits), however occurring, through or in connection with or incidental to failure to furnish any of the services or utilities specified in this Article 11.

          (c) An "ABATEMENT EVENT" shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Tenant shall give Landlord notice ("ABATEMENT NOTICE") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Basic Rental and Tenant's Proportionate Share of Direct Costs shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Basic Rental and Tenant's Proportionate Share of Direct Costs for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Basic Rental and Tenant's Proportionate Share of Direct Costs allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term "ELIGIBILITY PERIOD" shall mean a period of five (5) consecutive business days after Landlord's receipt of any Abatement Notice(s). Such right to abate Basic Rental and Tenant's Proportionate

Share of Direct Costs shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

                                   ARTICLE 12

                               RIGHTS OF LANDLORD


          Landlord and its agents shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hours prior notice (except in the case of an emergency) for the purpose of examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Premises, showing the same to prospective tenants, lenders or purchasers of the Project, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.

                                   ARTICLE 13

                 INDEMNITY: EXEMPTION OF LANDLORD FROM LIABILITY


          (a) Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the Project (including, without limitation, Tenant's signage) or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys' fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. However, notwithstanding the foregoing, Tenant shall not be required to indemnify and/or hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "Claims"), to any person, property or entity to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees (except for damage to the Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises in which case Tenant shall be responsible to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease). Landlord hereby indemnifies Tenant and holds Tenant harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees; provided, however, that because Landlord maintains insurance on the Project and Tenant compensates Landlord for such insurance as part of Tenant's Proportionate Share of Direct Costs and because of the existence of waivers of subrogation set forth in Article 14 of this Lease, Landlord hereby indemnifies and holds Tenant harmless from any Claims to any property outside of the Premises to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, or employees. Similarly, since Tenant must carry insurance pursuant to Article 14 to cover its personal property within the Premises and the Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, or employees. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord.

          (b) Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant's business, or loss of income therefrom, or, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its authorized agents, for damage that may be sustained by the person, goods, wares, merchandise or property of

Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its authorized agents. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the building.

          Landlord shall not be liable for losses due to theft, vandalism, or like causes.

                                   ARTICLE 14

                                    INSURANCE


          (a) Tenant's Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker's Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering failure of Tenant's telecommunications equipment and covering all other perils, failures or interruptions. Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord, so long as such increased amounts and/or other types of insurance coverage are then generally required by comparable landlords of comparable first-class, institutional quality office buildings in the vicinity of the Project.

          (b) Form of Policies. The aforementioned minimum limits of policies and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds' with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary as to Claims arising within the Premises and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to), upon prior notice to Tenant and the expiration of a five (5) day cure period, procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

          (c) Landlord's Insurance. Landlord shall, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may (but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance at its election or if required by its lender from time to time during the Term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of such insurance shall be included in Operating Costs.

          (d) Waiver of Subrogation. Landlord and Tenant each agree to have their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c) waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

          (e) Compliance with Law. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Term of this Lease on the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense in accordance with all other Lease provisions, and subject to the provisions of Article 9, 10 and 11, hereof, make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING


          Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord which shall not be unreasonably withheld. If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of twenty-five percent (25%) in the aggregate shall be deemed an assignment within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

          (a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

                    (i) The use to be made of the Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage rent lease to, another tenant of the Project or any other buildings in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

                    (ii) The financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord;

                    (iii) The proposed transferee is either a governmental agency or instrumentality thereof; or

                    (iv) Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee is negotiating with Landlord or has negotiated with Landlord to lease space in the Project.

          (b) Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord Landlord's then standard processing fee and reasonable attorneys' fees and costs incurred in connection with the proposed transfer up to the aggregate sum of $1,500.00;

          (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

          (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "TRANSFER") that (i) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any "Transfer Premium" (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, "TRANSFEREE") shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by a Transferee in connection with a Transfer in excess of the rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a square foot basis after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises paid for by Tenant in connection with the Transfer,
(ii) any other out-of-pocket monetary concessions provided by Tenant to the Transferee, and (iii) any brokerage commissions paid for by Tenant in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any sale assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment, an injunction for the relief sought and/or any monetary damages, and Tenant hereby waives any right at law or equity to terminate this Lease.

          Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant within thirty
(30) days after Landlord's receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the Transfer. If this Lease is so terminated with respect to less than the entire Premises, the Basic Rental and Tenant's Proportionate Share shall be prorated based on the number of square feet retained by Tenant as compared to the total number of square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same.

                                   ARTICLE 16

                              DAMAGE OR DESTRUCTION


          Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage, Landlord shall notify Tenant ("DAMAGE REPAIR ESTIMATE") of Landlord's estimated assessment of the period of time in which the repairs will be completed. If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided the Damage Repair Estimate indicates that repairs can be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under
Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord's repair of such damage. If, however, the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after the. necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make them in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty
(60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. However, if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after being commenced, Tenant may elect, not later than thirty (30) days after Tenant's receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. In the event that the Premises or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term and if such damage shall take longer than sixty (60) days to repair and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, licensees, invitees or agents, then notwithstanding anything in this Article 16 to the contrary, Tenant shall have the option to terminate this Lease by written notice to Landlord of the exercise of such option within sixty (60) days after Tenant learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except for proceeds relating to Tenant's furniture, furnishings, trade fixtures and equipment, Tenant acknowledges that Tenant shall have no right to any proceeds of insurance relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

                                   ARTICLE 17

                                  SUBORDINATION


          This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease. Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within ten (10) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord's default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 18

                                 EMINENT DOMAIN


          If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

                                   ARTICLE 19

                                     DEFAULT


          (a) Tenant's Default. Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences, shall constitute an "EVENT OF DEFAULT":

                    (i) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) calendar days after notice that the same is due or payable hereunder; said five
(5) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

                    (ii) Except as set forth in items (i) above and (iii) through and including (vii) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty
(30) days following written notice to Tenant of such failure; however, if the nature of such default is such that the same cannot be reasonably cured within a thirty (30) day period, Tenant shall not be deemed to be in default if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

                    (iii) Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof;

                    (iv) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

                    (v) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the

United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

                    (vi) Tenant's failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or

                    (vii) Tenant's failure to observe or perform according to the provisions of Articles 7, 17 or 25 within five (5) business days after notice from Landlord.


          (b) Landlord's Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

                                   ARTICLE 20

                                    REMEDIES


          (a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. Upon the occurrence of an Event of Default by Tenant, Tenant shall furthermore be obligated to reimburse Landlord for any unamortized costs incurred by Landlord
(A) to improve the Premises or for any Tenant Improvement Allowance expended by Landlord, and (B) for brokerage commissions and attorneys' fees incurred in connection with this Lease. The term "rent" as used in this Article 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (b) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

          (c) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          (d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

          (e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of twelve percent (12%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (a) if Basic Rental is not paid within five (5) days after the same is due, a late charge equal to ten percent (10%) of the amount overdue shall be. assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (b) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

                                   ARTICLE 21

                         TRANSFER OF LANDLORD'S INTEREST


          In the event of any transfer or termination of Landlord's interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

                                   ARTICLE 22

                                     BROKER


          In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1 .G. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false. Promptly after Landlord receives a Letter of Credit from Tenant in the form required by Article 4 hereunder, Landlord shall pay any brokerage commission due to the broker listed in Article 1.G.

                                   ARTICLE 23

                                     PARKING


          Tenant and Tenant's employees and visitors shall be entitled to use, commencing on the Commencement Date, the number of unreserved parking passes set forth in Section 1 .H. of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

                                   ARTICLE 24

                                     WAIVER


          No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No provision of this Lease may be waived by Landlord or Tenant, except by an instrument in writing executed by Landlord and Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

                                   ARTICLE 25

                              ESTOPPEL CERTIFICATE


          Tenant shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct.

                                   ARTICLE 26

                              LIABILITY OF LANDLORD


          Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to ninety percent (90%) of the then current value of the Project. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the "REPRESENTATIVE") shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord's Representatives no longer have any right, title or interest in or to the Project. Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

                                   ARTICLE 27

                              INABILITY TO PERFORM


          This Lease and the obligations of both parties hereunder shall not be affected or impaired because such party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of such party (collectively, a "FORCE MAJEURE") and both parties' obligations under this Lease shall be forgiven and suspended by any such Force Majeure; provided, however, that this Article 27 is not intended to, and shall not, extend the time period for the payment of any monetary amounts due (including, without limitation, rent payments from Tenant) from either party to the other under this Lease nor relieve either party from their monetary obligations to the other under this Lease.

                                   ARTICLE 28

                                 HAZARDOUS WASTE


          (a) Tenant shall not cause or permit any Hazardous Material (as defined in Article 28(c) below) to be brought, kept or used in or about the Project by Tenant, its agents, employee, contractors, or invitees. Tenant indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and Tenant agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project and subject to the provisions of Articles 9, 10 and 11, hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof. Tenant's obligations under this Section 28(a) shall survive the expiration or earlier termination of this Lease.

          (b) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or
(iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

          (c) As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "Hazardous Substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317),
(ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (x) defined as a "Hazardous Substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

          (d) As used herein, the term "ENVIRONMENTAL LAWS" mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the

Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 28(c) above.

                                   ARTICLE 29

                   SURRENDER OF PREMISES: REMOVAL OF PROPERTY


          (a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

          (b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed.

          (c) Whenever Landlord shall reenter the Premises as provided in
Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys' fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

          (d) All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord. Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

                                   ARTICLE 30

                                  MISCELLANEOUS


          (a) Severability; Entire Agreement. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Lease and the Exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest.

          (b) Attorneys' Fees; Waiver of Jury Trial.

                    (i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees and costs in such suit and such attorneys' fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

                    (ii) EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

          (c) Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease.

          (d) Headings; Joint and Several. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

          (e) Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area (if any) between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

          (f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

          (g) Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby.

          (h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit "B" and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

          (i) Quiet Possession. Upon Tenant's paying the Basic Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

          (j) Rent. All payments required to be made hereunder to Landlord shall be deemed to be rent, whether or not described as such.

          (k) Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (1) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord at the management office for the Project, with a copy to Landlord, do Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, Attn: Legal Department. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three day notices, may be sent by regular mail.

          (m) Intentionally Omitted.

          (n) Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

          (o) Access, Changes in Project. Facilities, Name.

                    (i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                    (ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

                    (iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

                    (iv) Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Project at any time.

          (p) Signing Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that this Lease is binding upon said entity in accordance with its terms, and that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement. Concurrently with Tenant's execution of this Lease, Tenant shall provide to Landlord a copy of: (a) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in the form of Exhibit "E" or in some other form reasonably acceptable to Landlord, (b) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (c) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. In the event Tenant fails to comply with the requirements set forth in this subparagraph (p), then each individual executing this Lease shall be personally liable for all of Tenant's obligations in this Lease.

          (q) Intentionally Omitted.

          (r) Intentionally Omitted.

          (s) Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

          (t) Intentionally Omitted.

          (u) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of San Diego. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

          (v) Exhibits and Addendum. The Exhibits and Addendum, if applicable, attached hereto are incorporated herein by this reference as if fully set forth herein.

          IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

"LANDLORD"                             ARDEN REALTY FINANCE IV, L.L.C.,
                                       a Delaware limited liability company

                                       By:  /s/ VICTOR J. COLEMAN
                                            -----------------------
                                            Victor J. Coleman
                                            Its: President and COO

                                       By:  /s/ ROBERT C. PEDDICORD
                                            -----------------------
                                            Robert C. Peddicord
                                            Its: Senior Vice President



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

"TENANT"                               PATRIOT SCIENTIFIC CORPORATION,
                                       a Delaware corporation

                                       By:  /s/  RICHARD G. BLUM
                                            -----------------------

                                       Print Name Richard G. Blum
                                            Title:  President and CEO

                                       By:  /s/  LOWELL W. GIFFHORN
                                            -----------------------
                                       Print Name Lowell W. Giffhorn
                                            Title  Exec VP and CFO
